SCHEDULE 14 C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box: [X] Preliminary Information Statement
[ ] Definitive Information Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

SOOUM CORP.

_____________________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

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(3)

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INFORMATION STATEMENT

Relating to An Amendment of the Articles of Incorporation for SoOum Corp.

SOOUM CORP.

Dear SoOum Corp. Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock, approving the following actions:

1.)

Approval of an amendment of our Articles of Incorporation to increase the number of authorized shares of common stock.

As of the close of business on February 6, 2017, the record date for shares entitled to notice of and to sign written consents in connection with the recapitalization, there were 1,776,658,795 shares of our common stock outstanding. Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving the action listed above on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. We are not asking you for a Proxy and you are requested not to send us a Proxy.  The Actions will be effective 20 days from the mailing of this Information Statement, which is expected to take place on March 3, 2017, and such Actions will result in the following:

1.)

The Articles of Incorporation will be amended to increase the authorized shares to 20,200,000,000, consisting of 20,000,000,000 shares of common stock and 200,000,000 shares of preferred stock. The common and preferred shares will have a par value of $.0001 per share. The preferred shares are blank check preferred and they may be issued with the preferences determined by the board of directors.

The Company will pay all costs associated with the distribution of the Information Statement, including the cost of printing and mailing. The Company will reimburse brokerage and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Information Statement to the beneficial owners of Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS:  NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DESCRIBED MORE SPECIFICALLY BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors,

/s/ William Westbrook

William Westbrook, President

APPROVALOF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES

General

Our Shareholders have approved an amendment to the Company’s Articles of Incorporation which increases our total number of authorized shares from 5,000,000,000 common shares, with a par value of $.0001 per share, and 200,000,000 preferred shares with a par value of $.0001, to 20,200,000,000 shares, consisting of 20,000,000,000 common shares and 200,000,000 undesignated preferred shares, each with a par value of $.0001 (the “Amendment”). As of February 6, 2017, there were1,776,658,795 common shares outstanding.

Reason for the Amendment

The Board of Directors and the shareholders, deem it advisable to increase the number of our authorized shares in order to provide us with increased flexibility in structuring future financings and acquisitions and in meeting other corporate needs.  Neither the Board of Directors nor our management is aware of any specific effort to accumulate our securities or to obtain control over us by means of a merger or tender offer.

The Company’s existing Articles of Incorporation authorize 5,000,000,000 common shares, with a par value of $.0001. The proposed Amendment increases the total number of shares the Company is authorized to issue to 20,200,000,000 shares. Out of the 20,200,000,000 shares, the proposed Amendment provides for 200,000,000 undesignated preferred shares which the Board may, by resolution adopted and filed with the Minnesota Secretary of State in the manner provided by law, authorize one or more classes or series and fix the relative rights and preferences of each such class or series. These shares will be available for issuance by the Board at such time and for such purposes as the Board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authorities.

Undesignated preferred shares generally empowers the directors of the Company to issue additional common shares without giving notice to the shareholders or obtaining their approval, except in certain circumstances, such as in connection with the adoption of certain employee benefit plans.

Existing Antitakeover Provisions

The increase in the number of authorized shares of common stock could, under certain circumstances, be construed as having an anti-takeover effect by, for example, diluting the stock ownership of shareholders and possibly making it more difficult to effect a change in the composition of the Board of Directors through the removal or addition of directors, or to accomplish a given transaction that may be in the shareholders’ interests. Further, the dilutive effect may limit the participation of shareholders in a merger or similar business combination, whether or not such transaction is favored by our management.

Preferred Shares

The proposed amendment would authorize the Board of Directors, without any further stockholder action (unless such action is required in a specific case by applicable laws or regulations or by applicable rules of a trading market or stock exchange), to issue from time to time shares of Preferred Stock in one or more series, to determine the number of shares to be included in any series and to fix the designation, voting power, other powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the series.

The amendment would authorize the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, and to determine for each series its respective rights and preferences.

Any series of Preferred Stock could, as determined by our Board of Directors at the time of issuance, rank, with respect to dividends, voting rights, redemption and liquidation rights, senior to the company’s common stock.

In the Board of Directors’ opinion, the primary reason for authorizing the Preferred Stock is to provide flexibility for the Company’s capital structure. The Board of Directors believes that this flexibility is necessary to enable it to tailor the specific terms of a series of Preferred Stock that may be issued to meet market conditions and financing opportunities as they arise, without the expense and delay that would be entailed in calling a stockholders meeting to approve the specific terms of any series of Preferred Stock.

The Preferred Stock may be used by the Company for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations. Other purposes could include issuances in connection with the acquisition of other businesses or properties.

Effects of Authorization of Preferred Shares

It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of our common stock until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of the class as a whole or of any series of the Preferred Stock. Such effects might include:

i.

reduction of the amount that otherwise might be available for the payment of dividends on common stock to the extent dividends are payable on any issued Preferred Stock;

ii.

restrictions on dividends on the common stock;

iii.

rights of any series or the class of Preferred Stock to vote separately, or to vote with the common stock;

iv.

conversion of the Preferred Stock into common stock at such prices as the Board of Directors determines, which could include issuance at below the fair market value or original issue price of the common stock, diluting the book value or per share value of the outstanding Common Stock; and

v.

the holders of common stock not being entitled to share in the Company’s assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

Exhibits Index

Exhibit 3(i)

Amended and Restated Articles of Incorporation

End of Filing

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